Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT, made and entered into as of this 13th day of January, 2010 (the “Agreement”), by and among Highland Ridge, Inc., a Delaware corporation with its principal place of business located at 330 Clematis Street, Suite 217, West Palm Beach, Florida, 33401 (the “Company”) and the individuals  set forth on Schedule A (the “Purchasers”) and Michael Anthony, the sole officer and director of the Company, with an address at 330 Clematis Street, Suite 217, West Palm Beach, Florida 34401 (“Anthony”) for the limited purposes specifically set forth herein.

WITNESSETH:

WHEREAS, the Company is a publicly traded corporation on the Over-The-Counter Bulletin Board (the “OTCBB”);

WHEREAS, the Company wishes to sell an aggregate of 10,880,000 shares (the “Shares”) of the Company’s common stock, par value $.001 per share (“Common Stock”) to the Purchasers; and

WHEREAS, the Purchasers desire to purchase the Shares (the “Acquired Shares”) pursuant to the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises and of the covenants, representations, warranties and agreements herein contained, the parties have reached the following agreement with respect to the sale by the Company of the Acquired Shares to the Purchasers:

ARTICLE I
REPRESENTATIONS, COVENANTS AND WARRANTIES OF
THE COMPANY

As an inducement to and to obtain the reliance of the Purchasers, the Company represents and warrants as follows:

 Section 1.1  Organization.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  Included in the Schedules attached hereto (hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto as in effect on the date hereof.  The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of the articles of incorporation or bylaws of the Company.  The Company has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 1.2   Capitalization.  The authorized capitalization of the Company consists of 300,000,000 shares of common stock, par value $0.001 per share; and 10,000,000 shares of preferred stock, par value $0.001 per share.  As of the date hereof, the Company has 10,987,131 common shares issued and outstanding.

All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person.  There are no warrants or options authorized or issued.

Section 1.3   Subsidiaries.  The Company has no subsidiaries.

Section 1.4   Tax Matters: Books and Records.

(a)	The books and records, financial and others, of the Company are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

(b)	The Company has no liabilities with respect to the payment of any country, federal, state, county, or local taxes (including any deficiencies, interest or penalties); and

(c)	The Company shall pay all outstanding liabilities at or prior to the execution of this Agreement.

Section 1.5   Litigation and Proceedings.  There are no actions, suits, proceedings or investigations pending or threatened by or against or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of the Company.  The Company is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.6   Material Contract Defaults.  The Company is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of the Company, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

                Section 1.7    Information.  The information concerning the Company as set forth in this Agreement and the attached schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading.

               Section 1.8    Title and Related Matters. the Company does not have substantial assets, however, if any, the Company has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interest in properties and assets, real and personal (collectively, the “Assets”) free and clear of all liens, pledges, charges or encumbrances.  the Company owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with the Company’s business.   No third party has any right to, and the Company has not received any notice of infringement of or conflict with asserted rights of other with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly on in the aggregate, if the subject of an unfavorable decision ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of the Company or any material portion of its properties, assets or rights.

               Section 1.9    Contracts. On the closing date:

(a)	There are no material contracts, agreements, franchises, license agreements, or other commitments to which the Company is a party or by which it or any of its properties are bound;

(b)
the Company is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award materially and adversely affects, or in the future may (as far as the Company can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of the Company; and

(c)
the Company is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii)  agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties, of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; and (vii) contract, agreement or other commitment involving payments by it for more than $10,000 in the aggregate.

              Section 1.10   Compliance With Laws and Regulations. To the best of the Company’s knowledge and belief, the Company has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of the Company or would not result in the Company incurring material liability.

               Section 1.11   Material Transactions or Affiliations.  There are no material contracts or agreements of arrangement between the Company and any person, who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known to beneficially own ten percent (10%) or more of the issued and outstanding common shares of the Company and which is to be performed in whole or in part after the date hereof.  The Company has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into material transactions with any such affiliated person.

Section 1.12    No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which the Company is a party or to which any of its properties or operations are subject.

Section 1.13   Governmental Authorizations.  The Company has all licenses, franchises, permits or other governmental authorizations legally required to enable it to conduct its business in all material respects as conducted on the date hereof.  Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE II
REPRESENTATIONS, COVENANTS AND WARRANTIES
OF THE PURCHASERS

As an inducement to, and to obtain the reliance of the Company, the Purchasers represent and warrant as follows:

Section 2.1   Authorization and Power.  Each Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the shares being sold to it hereunder.  The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, partners, members, as the case may be, is required.  This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms thereof.

Section 2.2   No Conflicts.  The execution and delivery of this Agreement by the Purchasers and the performance by the Purchasers of their obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the Purchasers and (c) will not violate or breach any contractual obligation to which the Purchasers are a party.

Section 2.3   Purchase Entirely for Own Account. The Acquired Shares proposed to be acquired by each Purchaser hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and each Purchaser has no present intention of selling or otherwise distributing the Acquired Shares, except in compliance with applicable securities laws.

Section 2.4   Acquired Shares for Investment.

(a) Each Purchaser is acquiring the Acquired Shares for investment for its own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  Each Purchaser further represents that he or she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Acquired Shares.

(b) Each Purchaser represents and warrants that he or she: (i) can bear the economic risk of his respective investments, and (ii) possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Company and its securities.

(c) Each Purchaser who is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) (each a “Non-U.S. Shareholder”) understands that the Acquired Shares are not registered under the Securities Act and that the issuance thereof to such Purchaser is intended to be exempt from registration under the Securities Act pursuant to Regulation S.  Each Non-U.S. Shareholder has no intention of becoming a U.S. Person.  At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each Non-U.S. Shareholder was outside of the United States.  Each certificate representing the Acquired Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(d) Each Purchaser who is a “U.S. Person” as defined in Rule 902(k) of Regulation S (each a “U.S. Shareholder”) understands that the Acquired Shares are not registered under the Securities Act and that the issuance thereof to such Purchaser is intended to be exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder (“Regulation D”).  Each U.S. Shareholder represents and warrants that he is an “accredited investor” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, that such Purchaser otherwise meets the suitability requirements of Regulation D and Section 4(2) of the Securities Act (“Section 4(2)”). Each certificate representing the Acquired Shares issued to such Purchaser shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”

(e) Each Purchaser acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in the Company and its securities, and with respect to each U.S. Shareholder, that all information required to be disclosed to such Purchaser under Regulation D has been furnished to such Purchaser by the Company.  To the full satisfaction of each Purchaser, he has been furnished all materials that he has requested relating to the Company and the issuance of the Acquired Shares hereunder, and each Purchaser has been afforded the opportunity to ask questions of the representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to the Purchasers.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which each Purchaser has relied in making an purchase of the Acquired Shares.

(f) Each Purchaser understands that the Acquired Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Acquired Shares or any available exemption from registration under the Securities Act, the Acquired Shares may have to be held indefinitely.  Each Purchaser further acknowledges that the Acquired Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”)).

ARTICLE III
THE TRANSACTION

Section 3.1   Purchase Price. The Company hereby agrees to sell to the Purchasers, in reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, and the Purchasers agree to purchase from the Company 10,880,000 shares of common stock of the Company (the “Acquired Shares”) for a total  purchase price of $225,000 (the “Purchase Price”), payable in full to the Company according to the terms of this Agreement, in United States currency as directed by the Company at the closing.

Section 3.2   Transfer of Shares. At the closing date, the Company shall deliver to the Purchasers as set forth on Schedule A a certificate(s) representing the Shares purchased by such Purchasers, in the name of such Purchasers, as shall be effective to vest in each such Purchasers all right, title and interest in the Shares.

Section 3.3    Events Prior to Closing.  Upon execution hereof or as soon thereafter as practical, management of the Company and the Purchasers shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to closing referenced herein below.

Section 3.4   Closing.  The closing (“Closing Date”) of the transactions contemplated by this Agreement shall be on the date and at the time the transaction documents are executed herewith.  No later than one (1) business day following the Closing, the Company shall complete the filing and mailing to Company stockholders of Securities and Exchange Commission (“SEC”) Schedule 14f-1 with regard to the proposed change in the Company’s board of directors (“Schedule 14f-1”).

Section 3.5   Termination.

(a) This Agreement may be terminated by the board of directors or majority interest of shareholders of the Company or the Purchasers, respectively, at any time prior to the Closing Date if:

(i)
there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

(ii)	any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.

In the event of termination pursuant to Paragraph (a) of this Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

(b) This Agreement may be terminated at any time prior to the Closing Date by either party if the other party shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties contained herein shall be inaccurate in any material respect.  If this Agreement is terminated pursuant to Paragraph (b) of this Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

Section 3.6   Directors of the Company. At the Closing, Anthony shall elect Jiaojiao Jiao as an additional director to fill a currently existing vacancy, and Anthony shall resign as President, Secretary, Treasurer and Chief Executive Officer. Subject to his fiduciary duties, Anthony also agrees, at Closing, to elect Jiaojiao Jiao as the Company’s President and Secretary. Also at Closing Anthony shall submit his resignation as a director, to be effective ten (10) days after the filing and mailing to Company stockholders of the Schedule 14f-1.  Each director shall hold office until his successor has been duly elected and has qualified or until his death, resignation or removal.

Section 3.7   Officers of the Company.  After the Closing Date, Michael Anthony shall resign from all his officer positions of the Company and the persons listed on Schedule 3.7 shall be appointed as Officers of the Company:

Name	Position

Jiaojiao Jiao	President, CEO, CFO, Secretary and Treasurer

ARTICLE IV
SPECIAL COVENANTS

From the date of this Agreement to Closing Date, the Company covenant the following:

Section 4.1   The Company will furnish Purchasers with whatever corporate records and documents are available, such as Articles of Incorporation and Bylaws, or any other corporate document or record requested by the Purchasers.

Section 4.2   The Company will not enter into any contract or business transaction, merger or business combination, or incur any further debts or obligations without the express written consent of the Purchasers.

Section 4.3   The Company will not amend or change its Articles of Incorporation or Bylaws, or issue any further shares or create any other class of shares in the Company without the express written consent of the Purchasers.

Section 4.4   The Company will not issue any stock options, warrants or other rights or interests in or to its shares without the express written consent of the Purchasers.

Section 4.5   The Company will not encumber or mortgage any right or interest in his shares of the common stock being sold to the Purchasers hereunder, and also he will not transfer any rights to such shares of the common stock to any third party whatsoever.

Section 4.6   The Company will not declare any dividend in cash or stock, or any other benefit.

Section 4.7   The Company will not institute any bonus, benefit, profit sharing, stock option, pension retirement plan or similar arrangement.

Section 4.8    The Company will obtain and submit to the Purchasers resignations of current officers and directors.

Section 4.9   Anthony agrees to indemnify the Purchasers against and to pay any loss, damage, expense or claim or other liability incurred or suffered by the Purchaser by reason of the inaccuracy of any warranty or representation contained in this Agreement for a period of up to twelve months following the Closing of this Agreement.

ARTICLE V
CONDITIONS

Section 5.1   The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

(a)           Accuracy of Representations.  The representations and warranties made by the Purchasers in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and the Purchasers shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by the Purchasers prior to or at the Closing.

Section 5.2   The obligations of the Purchasers under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

                      (a)           Accuracy of Representations.  The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company prior to or at the Closing.  The Purchasers shall have been furnished with a certificate, signed by a duly authorized executive officer of the Company and dated the Closing Date, to the foregoing effect.

                      (b)           No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of the Company.

                      (c)           1934 Exchange Act Compliance.  The Company must file any necessary reports to become and stay current with its 1934 Exchange Act filings up to and including the Closing Date. This shall include, but not be limited to, all annual and quarterly filings.

ARTICLE VI
MISCELLANEOUS

Section 6.1   Law, Forum and Jurisdiction.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, United States of America.  Each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the Palm Beach County in the State of Florida, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent to any service of process made either (x) in the manner set forth in this Agreement (other than by telecopier), or (y) any other method of service permitted by law.

Section 6.2   Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to the Company:

Highland Ridge, Inc.
Attn: Michael Anthony
330 Clematis Street, Suite 217
West Palm Beach, Florida, 33401
Tel: (800) 341-2684
Fax:

If to the Purchasers:
c/o Anslow & Jaclin, LLP
Attn: Gregg E. Jaclin, Esq.
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Tel: (732) 409-1212
Fax: (732) 577-1188

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of  the date so delivered, mailed or telegraphed.

Section 6.3   Attorneys’ Fees.  In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 6.4   Confidentiality.  Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

Section 6.5   Third Party Beneficiaries. This contract is solely between the Company and the Purchasers and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.  The Company and the Purchaser acknowledge that immediately following this transaction the Company is re-purchasing 10,880,000 shares of common stock from Corporate Services International Profit Sharing and Century Capital Partners, LLC two entities beneficially owned by Michael Anthony, our sole officer and director, for an aggregate purchase price of two hundred and twenty-five thousand dollars ($225,000).  In addition, parties acknowledge that an additional $50,000 will be paid by the Purchasers to two (2) consultants for services rendered in this transaction.

Section 6.6   Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof.  This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof.  There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein.  This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 6.7   Survival; Termination.  The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for twelve (12) months.

Section 6.8   Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 6.9   Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may be amended by a written consent by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a written consent by the party or parties for whose benefit the provision is intended.

Section 6.10   Expenses.  Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

Section 6.11   Headings; Context.  The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 6.12   Severability.  In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 6.13   Execution Knowing and Voluntary.  In executing this Agreement, the parties severally acknowledge and represent that each:  (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

Section 6.14    Amendment. At any time after the Closing Date, this Agreement may be amended by a writing signed by both parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers or representatives and entered into as of the date first above written.

The Company:

HIGHLAND RIDGE, INC.

By:	/s/Michael Anthony
Name:	Michael Anthony
Title:	CEO and Chairman

By:	/s/ Michael Anthony
Name:	Michael Anthony

Approved and Accepted by the Purchasers:

Name	Signature

AMTT Digital A Limited Name: Jian Wu Title: Managing Director	/s/ Jian Wu

Jingxu Wu	/s/ Jingxu Wu

Jianhua Lu	/s/ Jianhua Lu

David Daoyuan Zeng	/s/ David Daoyuan Zeng

Wanteng Zheng	/s/ Wanteng Zheng

Lin Yang	/s/ Lin Yang

Yi Liu	/s/ Yi Liu

JiaoJiao Jiao	/s/ JiaoJiao Jiao

Suwen Hu	/s/Suwen Hu

Ying Liu	/s/ Ying Liu

Pamela J. Schlesinger	/s/Pamela J. Schlesinger

SCHEDULE A
Issuance of the Acquired Shares to the Purchasers

Name and Address	Number of shares
AMTT Digital A Limited	4,130,000
Jingxu Wu	270,000
Jianhua Lu	270,000
David Daoyuan Zeng	270,000
Wanteng Zheng	270,000
Lin Yang	270,000
Yi Liu	300,000
JiaoJiao Jiao	1,250,000
Suwen Hu	1,250,000
Ying Liu	2,490,129
Pamela J. Schlesinger	109,871
Total	10,880,000